Exhibit 99.1

Tri-State announces retirement of all coal generation in Colorado and New Mexico

•	Closures will result in 100% reduction of coal emissions in Colorado and New Mexico while increasing Tri-State’s competitiveness with cleaner portfolio, stable rates.
•	Major changes in generation portfolio include closure of Escalante Station near Prewitt, N.M., by end of 2020, and closure of Craig Station and Colowyo Mine in northwest Colorado by 2030.
•	Tri-State working with state and local leaders to support affected employees and communities, will seek legislation in Colorado to provide certainty on state greenhouse gas reduction rules.
•	Tri-State to announce other actions of its Responsible Energy Plan next week.

(January 9, 2020 – Westminster, Colo.) – Today, not-for-profit cooperative wholesale power supplier Tri-State Generation and Transmission Association announced the retirement of its remaining New Mexico coal-fired power plant by the end of 2020 and its remaining Colorado coal plants and coal mine by 2030.

Collectively, the closure of the power plants and mine will impact approximately 600 power plant and mine employees, who have been integral to Tri-State’s and its predecessor generation and transmission cooperatives’ ability to supply reliable and affordable power to cooperatives for decades.

“Serving our members’ clean energy and affordability needs, supporting state requirements and goals, and leading the fundamental changes in our industry require the retirement of our coal facilities in Colorado and New Mexico,” said Rick Gordon, chairman of the board of Tri-State and a director of Mountain View Electric Association in eastern Colorado. “As we make this difficult decision, we do so with a deep appreciation for the contributions of our employees who have dedicated their talents and energy to help us deliver on our mission to our members.”

Tri-State will work with state and local officials to support affected employees and their communities during the transition. “Our focus is on making these changes with the care and respect our employees and their communities deserve – easing the transition whenever and wherever possible,” said Duane Highley, chief executive officer of Tri-State.

Retirements fundamentally change Tri-State while maintaining strong financial position

Tri-State’s commitment to the early closure of all the coal facilities it operates, and upcoming actions to be announced next week as part of its Responsible Energy Plan, fundamentally transform the cooperative power supplier, while maintaining its strong financial position.

“We are leading to be the cleanest, most flexible and most competitive cooperative power supplier for the benefit of our members, the communities they serve and the states we live in,” said Highley.

Tri-State’s strong financial position and cooperative business model helps ensure wholesale rates remain stable, if not lower, during its transition. Tri-State will account for coal assets over time through a to-be-determined use of deferred revenue, accelerated depreciation or regulatory asset recovery.

“With our not-for-profit cooperative business model and strong financial position, Tri-State is favorably positioned to successfully transition our resources at the lowest possible cost,” said Highley. “The low costs of renewable energy and operating cost reductions help to counterbalance the cost to retire our coal assets early.”

Tri-State announced the development of its Responsible Energy Plan in July 2019. The plan, which includes significant renewable energy additions, will be announced next week.

Escalante Station in New Mexico retiring by the end of 2020

Escalante Station, a 253-megawatt coal power plant near Prewitt, N.M., will close by the end of 2020. The power plant was constructed by Plains Electric Generation and Transmission Cooperative and began operations in 1984. Plains Electric merged with Tri-State in 2000. The closure of the power plant will impact 107 employees.

“The timeline to retire Escalante Station by the end of 2020 is driven by the economics of operating the power plant in a competitive power market, and by Tri-State’s addition of low-cost renewable resources,” said Highley.  “Our Escalante Station employees work safely and tirelessly to serve our cooperative’s members, and we’re committed to support them through this difficult transition.”

Escalante Station employees will receive a generous severance package, the opportunity to apply for vacancies at other Tri-State facilities, assistance with education and financial planning, and supplemental funding for health benefits.

Tri-State will also provide $5 million in local community support, and is working with the New Mexico Governor’s Office, legislative leaders and local communities in Cibola and McKinley counties to address the impacts of the transition, including workforce retraining and other economic development efforts.  Tri-State will also address issues related to the McKinley Paper Company, which purchases steam and water from Escalante Station.

“Tri-State will provide local communities with resources they can utilize where they see fit, and we are pursuing all available avenues for additional support,” said Highley.

Tri-State previously retired its coal ownership capacity in Unit 3 of San Juan Generation Station in New Mexico in 2017.

Craig Station and Colowyo Mine in Colorado retiring by 2030

Craig Station, a 1,285-megawatt, three-unit power plant located in Moffat County, Colo., will close by 2030. The power plant’s units were constructed by Colorado Ute Electric Association and began operations between 1979 and 1984. Tri-State acquired Craig Station and other assets from Colorado Ute in 1992. The power plant employs 253 people.

Tri-State previously announced that the 427-megawatt Unit 1 will close by the end of 2025; that date remains unchanged. The 410-megawatt Unit 2 and the 448-megawatt Unit 3 will close by 2030. Tri-State operates Craig Station and owns 24% of Units 1 and 2. Tri-State owns 100% of Unit 3. Tri-State is working with the other plant owners to determine the specific details for the retirement of Unit 2.

Colowyo Mine, located in Moffat and Rio Blanco counties, produces coal used at Craig Station and will cease production by 2030, at which time operations will turn entirely to reclamation. Tri-State purchased Colowyo Mine from Rio Tinto in 2011. The mine currently employs 219 people.

“With ten years until the closure of Craig Station and Colowyo Mine, we have additional time to work with the legislature, our employees and the communities in Moffat and Rio Blanco counties to plan for and support the transition,” said Highley. “Our work starts now to ensure we can continue to safely produce power while working with stakeholders to thoughtfully plan for the future.”

Tri-State is working with the Governor and legislative leaders on proactive legislation that ensures the closures meet greenhouse gas compliance obligations in Colorado, while also maintaining stable rates and reliable power for Tri-State members. This legislation would give Tri-State the ability to transition resources in a timely and financially responsible manner while providing certainty.

“Working together, we can meet the state’s clean energy goals while preserving affordable, reliable and responsible energy for rural Colorado,” said Highley. “Our elected leaders understand that Tri-State’s transition to clean power will succeed if there is certainty for our cooperative’s members that wholesale electricity rates will be stable and power remains reliable for rural communities.”

Tri-State previously retired its coal capacity at Nucla Station in Western Colorado in 2019.

About Tri-State

Tri-State is a not-for-profit power supply cooperative of 46 members, including 43 electric distribution cooperatives and public power districts in four states that together deliver reliable, affordable and responsible power to more than a million electricity consumers across nearly 200,000 square miles of the West. For more information about Tri-State and our Responsible Energy Plan, visit www.tristate.coop.

###

Contact:

Lee Boughey, 303-254-3555, lboughey@tristategt.org

Mark Stutz, 303-254-3183, mstutz@tristategt.org

Certain information contained in this press statement are forward-looking statements including statements concerning Tri-State’s plans, future events, and other information that is not historical information. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described from time to time in Tri-State’s filings with the Securities and Exchange Commission. Tri-State’s expectations and beliefs are expressed in good faith, and Tri-State believes there is a reasonable basis for them. However, Tri-State cannot assure you that management’s expectations and beliefs will be achieved. There are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from the forward-looking statements contained herein.